EXHIBIT 99.1

Trilogy Metals Announces 2026 Program and Budget for Ambler Metals and the Corporate Budget for the Company

VANCOUVER, BC, Dec. 17, 2025 /CNW/ - Trilogy Metals Inc. (NYSE American: TMQ) (TSX: TMQ) ("Trilogy Metals", "Trilogy" or "the Company") is pleased to announce the program and budget for Ambler Metals LLC, as well as the Company's corporate budget for 2026, reflecting a year focused on advancing the Ambler Mining District toward permitting, technical de-risking, and long-term development. All amounts are in US dollars.

Ambler Metals LLC ("Ambler Metals"), the joint venture operating company equally owned by Trilogy and South32 Limited (ASX, LSE, JSE: S32; ADR: SOUHY) ("South32"), has recently approved the 2026 program and budget totaling approximately $35 million for the advancement of the Upper Kobuk Mineral Projects ("UKMP") located in northwestern Alaska.

Advancing the Ambler Mining District in 2026

The 2026 work program represents a pivotal year of progress for the UKMP as Ambler Metals prepares to initiate the mine permitting process for the Arctic Project, while continuing to advance the technical and organizational foundations required for future development.

The joint venture is targeting mine permit submissions in 2026, potentially leveraging federal expedited programs such as FAST-41, subject to project readiness and continued engagement with stakeholders. FAST-41 is a US federal framework designed to enhance coordination, transparency and predictability for permitting critical infrastructure projects.

In parallel, Ambler Metals will advance engineering, environmental, and technical programs required to support a future final investment decision for mine construction and operations.

Exploration, Drilling and Camp Activities

Exploration activities in 2026 will focus primarily on the Arctic Project, including geotechnical and condemnation drilling to support mine design, infrastructure placement, and future production planning. Ambler Metals will also be preparing the Bornite Project camp for ongoing exploration and multi-year use. The joint venture plans to open the Bornite camp during the 2026 summer field season to conduct geotechnical and exploration drilling, along with general camp maintenance and capital improvements to support future programs.

Building for the Next Phase

During 2026, Ambler Metals will re-establish an independent management team dedicated to managing the next stages of advancement at the UKMP. Over the coming years, this team will focus on advancing permitting for the Arctic Project, completing technical programs, executing drill campaigns critical for mine design and infrastructure planning as well as strengthening community engagement, workforce development and local participation. Engagement with local communities and regional stakeholders will remain a core element of the program, with continued emphasis on transparent communication, consultation, and long-term workforce planning.

Ambler Access Project

Ambler Metals will continue to evaluate, through its existing arrangement with the Alaska Industrial Development and Export Authority ("AIDEA"), the potential for early-stage funding opportunities to support advancement of the Ambler Access Project (also known as the Ambler Road). The Ambler Road is a proposed 211-mile, industrial-use-only road connecting the Ambler Mining District to the Dalton Highway, intended to enable exploration and development at the UKMP.

Corporate Budget and Financial Position

Trilogy Metals has approved its 2026 corporate budget of approximately $5 million, primarily related to public company compliance and oversight of its investment in Ambler Metals.

The Company maintains a strong cash position of over $50 million, providing funding for ongoing operations and its share of future joint venture requirements. In October 2025, the Company utilized its at-the-market program that was established in May 2025 ("May ATM Program") and sold 3,513,495 common shares of the Company at an average price of $7.12 per share, generating gross proceeds of approximately $25 million.

Additional funding is expected to be available to Ambler Metals following the closing of the previously announced transaction with the US Department of War. On October 6, 2025, the Company announced a strategic investment by the US federal government of approximately $35.6 million to support the development of critical mineral resources at the UKMP through transactions with Trilogy Metals and South32. The transactions are anticipated to close in early 2026.

About Trilogy Metals

Trilogy Metals Inc. is a metal exploration and development company which holds a 50 percent interest in Ambler Metals LLC, which has a 100 percent interest in the UKMP in northwestern Alaska. On December 19, 2019, South32, a globally diversified mining and metals company, exercised its option to form a 50/50 joint venture with Trilogy. The UKMP is located within the Ambler Mining District which is one of the richest and most-prospective known copper-dominant districts in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler Mining District – the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within a land package that spans approximately 190,929 hectares. Ambler Metals has an agreement with NANA Regional Corporation, Inc., an Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler Mining District in cooperation with local communities. Trilogy's vision is to develop the Ambler Mining District into a premier North American copper producer while protecting and respecting subsistence livelihoods.

Cautionary Note Regarding Forward-Looking Statements

This news release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding Ambler Metals' 2026 work program and budget, the Company's 2026 budget, acceptance into the FAST-41 program, early-stage funding opportunities with AIDEA, the use of proceeds of sales under the May ATM Program, and the closing of the transactions with the US federal government  are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving the outcome of pending litigation, success of exploration activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, prices for energy inputs, labour, materials, supplies and services, uncertainties involved in the interpretation of drilling results and geological tests, unexpected cost increases and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2024 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

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SOURCE Trilogy Metals Inc.

View original content: http://www.newswire.ca/en/releases/archive/December2025/17/c7836.html

%CIK: 0001543418

For further information: Company Contacts: Tony Giardini, President & Chief Executive Officer; Elaine Sanders, Vice President & Chief Financial Officer, Phone: 604-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 17-DEC-25